EXHIBIT 99.1
PRESS RELEASE OF PAYCHEX, INC. DATED OCTOBER 12, 2005
FOR IMMEDIATE RELEASE
           John M. Morphy, Chief Financial Officer
           Paychex, Inc. 585-385-6666
              or
           Terri Allen
           Paychex, Inc. 585-383-3406
           http://www.BusinessWire.com or http://www.paychex.com
PAYCHEX DECLARES QUARTERLY DIVIDEND
     ROCHESTER, N.Y., October 12, 2005 — Today the Board of Directors of Paychex, Inc. (NASDAQ-PAYX) has declared an increase in the Company’s regular quarterly dividend from $.13 per share to $.16 per share payable November 15, 2005 to shareholders of record November 1, 2005.
     Paychex, Inc. is a leading national provider of payroll, human resource, and benefits outsourcing solutions for small- to medium-sized businesses. The Company offers comprehensive payroll services, including payroll processing, payroll tax administration, and employee pay services, including direct deposit, check signing, and Readychex®. Human resource and benefits outsourcing services include 401(k) plan recordkeeping, workers’ compensation administration, section 125 plans, a professional employer organization, and other administrative services for business. Paychex was founded in 1971. With headquarters in Rochester, New York, the Company has more than 100 offices and serves over 522,000 payroll clients nationwide.